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                                                                   EXHIBIT 10.40



                          AMENDED SCHEDULE OF ADVANCES

This Schedule supplements the Note dated November 14, 2001 by and between AXCESS Inc. as Maker and Amphion Ventures as Payee. The Maker hereby acknowledges receipt of the advances in the amount and on the dates set forth below, all of which shall be included as "Principal" under, and be governed by the terms and conditions of, said Note.

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Date of Advance            Amount of Advance  % Interest    Receipt Acknowledged
---------------            -----------------  ----------    --------------------
12/18/01                           $100,000   4.5%          By: /S/ ALLAN GRIEBENOW
                                                                ------------------------------------
                                                            Allan Griebenow, Chief Executive Officer
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